Exhibit 5.1

August 21, 2026

To: Entera Bio Ltd. Kiryat Hadassah, Minrav Building - Fifth Floor Jerusalem Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have  acted as Israeli counsel for Entera Bio Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form S-3 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which registers the offer and sale by the selling shareholders named in the Registration Statement, from time to time, of an aggregate of 134,803,910 (the “Shares”) ordinary shares, par value NIS 0.0000769 per share of the Company (the “Ordinary Shares”), composed of (i) 122,961,215 Ordinary Shares and (ii) up to 11,842,695 Ordinary Shares issuable upon exercise of certain pre-funded warrants to purchase Ordinary Shares (respectively, the “Pre-Funded Warrant Shares” and the “Pre-Funded Warrants”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the Registration Statement signed by each member of the board of directors of the Company (the “Board”), to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as amended and restated and currently in effect (the “Articles”); (iii) the minutes of a meeting or written resolutions of the Board at which approve the filing of the Registration Statement and the actions to be taken in connection therewith, and (iv) such other documents, corporate records, agreements, certificates and other instruments, and have made inquiries with such officers and representatives of the Company, as we have deemed necessary or advisable for the purpose of rendering this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed the truth of all facts communicated to us by the Company and that all written resolutions and minutes of meetings of the Board that have been provided to us are true and accurate, and we have further relied upon certificates or comparable documents of officers and representatives of the Company.

We have assumed that the issuance of the Pre-Funded Warrant Shares, when issued, will be compliant with the terms of the instruments of the Pre-Funded Warrants pursuant to which they were granted. We have further assumed that, at the time of issuance of the Pre-Funded Warrant Shares pursuant to the terms of the applicable Pre-Funded Warrant to which they were granted, to the extent any such issuance would exceed the maximum authorized share capital of the Company currently authorized as described in the Registration Statement, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles, as then in effect.

Based upon and subject to the foregoing, we are of the opinion that (i) the Ordinary Shares included in the Registration Statement, when sold as described in the Registration Statement, are duly authorized, validly issued, fully paid and non-assessable, and (ii) the Pre-Funded Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor or otherwise in accordance with the terms of the applicable Pre-Funded Warrants, in the manner described in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Service of Process And Enforcement Of Judgments” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction. In addition, this opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

/s/ Herzog Fox & Neeman Law Offices
Herzog Fox & Neeman Law Offices